SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 03, 2005

                        MCKENZIE BAY INTERNATIONAL, LTD.
                          (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)

                      DELAWARE                               000-49690
   (STATE OR OTHER JURISDICTION OF INCORPORATION)    (COMMISSION FILE NUMBER)

                                   51-0386871
                                 (IRS EMPLOYER
                              IDENTIFICATION NO.)

                                 975 SPAULDING
                                ADA, MICHIGAN
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                     49301
                                  (ZIP CODE)
                         REGISTRANT'S TELEPHONE NUMBER,
                      INCLUDING AREA CODE:  (616) 940-3800

===============================================================================
Item 8.01   Other Events.

McKenzie Bay International, Ltd. (the "Company") issued a press release, dated January 03, 2005 entitled-"Corrections to The Ann Arbor News Article".

The press release is in its entirety below:

Corrections to The Ann Arbor News Article

Monday January 3, 3:04 pm ET

BRIGHTON, MI, Jan. 3 /PRNewswire-FirstCall/ - McKenzie Bay International Ltd. (OTCBB:MKBY - News) was the subject of an article published in The Ann Arbor News on December 28, 2004. The following are corrections to several incorrect statements in the article.

    -  McKenzie Bay is an Ada, Michigan based company.

    - McKenzie Bay has 14 non-binding site evaluation agreements with parties who have expressed interest in WindStor System installations and no contracts for any installations. Prior to any installation of WindStor, McKenzie Bay and each prospective party must be satisfied that adequate wind power exists at the respective location to provide sufficient electricity production from a DERMOND Wind Turbine to create an economically feasible WindStor facility. While wind testing is being conducted, zoning, permitting and site location issues will be addressed. If wind power is sufficient, all regulatory issues are resolved, site plans are approved, McKenzie Bay is able to obtain adequate financial resources, McKenzie Bay successfully obtains working prototypes and pricing terms are agreed upon by prospective customers, McKenzie Bay intends to begin to manufacture and install WindStor. Mackenzie Bay has not received orders for any products.

    - McKenzie Bay does not make a market in or trade its stock. McKenzie Bay's stock is quoted on the OTC Bulletin Board and all trading activity is conducted thru registered brokers. The OTC Bulletin Board is not an exchange. To remain listed on the OTC Bulletin Board, McKenzie Bay must file certain reports and other information with the SEC in accordance with the Securities Exchange Act of 1934. The listing does not affect any regulation applicable to McKenzie Bay or its securities.

    - Unless McKenzie Bay's stock price exceeds a certain price, brokers are severely limited in recommending McKenzie Bay's stock to investors. Mackenzie Bay has no idea if the listing of its stock on the OTC Bulletin Board has or will have any effect on its share price or any institutional recommendations.

    - McKenzie Bay has not sold any WindStor Wind Turbines and/or WindStor Systems and cannot determine or predict the number, if any, that it will sell.

    - McKenzie Bay has produced one WindStor Wind Turbine prototype and no complete WindStor Systems. No meaningful testing has yet been accomplished on the prototype which has recently been installed.

    - Although McKenzie Bay has submitted a Request For Proposal for the Freedom Tower vertical wind farm project, it is not aware of its status in the selection process.

    - McKenzie Bay has offices in Ada, MI; Montreal, QC Canada and Rouyn-Noranda, QC Canada and small offices in Brighton, MI; Ann Arbor, MI; London, ONT Canada and Toronto, ONT Canada, and 8 employees.

    -  McKenzie Bay does not presently intend to release any projections.

    Contact:  Investor Relations - Richard Kaiser - 800-631-8127
              (001-757-306-6090)
              McKenzie Bay International Ltd - info@mckenziebay.com


This information statement contains statements that are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as 'estimates,' 'anticipates,' 'plans,' 'believes,' 'projects,' 'expects,' 'intends,' 'predicts,' 'future,' 'may,' 'potential,' 'contemplates,' 'will,' 'should,' 'could,' 'would' or the negative of such terms or other comparable terminology. These statements relate to the company's future operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. These differences may result from a variety of factors, including the following: lack of operating history; unavailability of future equity infusions and other financing alternatives; failure or delays in further developing proprietary processes or effectively commercializing such processes; dependence on the success of entering the energy production market; and concentration of ownership of the company's common stock by directors and officers. These and other factors that may emerge could cause decisions to differ materially from current expectations. Mckenzie bay undertakes no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this information statement.

--------------------------------------------------------------------------------
Source: McKenzie Bay International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MCKENZIE BAY INTERNATIONAL, LTD.


Date:January 03, 2005

By: /s/ Gregory N. Bakeman
---------------------------
      Gregory N. Bakeman
      Chief Financial Officer,
      Treasurer and Director